TIDAL ETF TRUST N-14

Exhibit 99.16

POWER OF ATTORNEY

Each undersigned Trustee of Tidal ETF Trust (the “Trust”) hereby appoints Eric W. Falkeis and Aaron J. Perkovich, each an officer of the Trust, each individually with power of substitution or resubstitution, his true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to execute and to file any of the documents that said Attorneys-in-Fact and agents may deem necessary or advisable to enable the Trust to comply with or register any security issued by the Trust under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Registration Statement on Form N-14 as it relates to the ATAC Rotation Fund, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority. Each undersigned Trustee grants to each of said Attorneys-in-Fact and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said Attorneys-in-Fact and agents may lawfully do or cause to be done by virtue hereof.

Each undersigned Trustee hereby executes this Power of Attorney as of the 20th day of February, 2025.

/s/ Mark H. W. Baltimore	/s/ Eduardo Mendoza
Mark H. W. Baltimore	Eduardo Mendoza

/s/ Dusko Culafic	/s/ Eric W. Falkeis
Dusko Culafic	Eric W. Falkeis